Exhibit 99.1

Chase Credit Card Master Trust

Excess Spread Analysis - September 2007

Series Deal Size Expected Maturity	2002-3 $1,500MM 6/15/2009	2002-7 $750MM 11/15/2007	2003-2 $1,340MM 4/15/2008	2003-3 $1,425MM 7/15/2008	2003-4 $725MM 10/15/2013	2003-5 $1,000MM 10/15/2008
Yield	16.88%	16.88%	16.88%	16.88%	16.88%	16.88%
Less: Coupon	5.96%	5.94%	5.93%	5.91%	6.06%	5.90%
Servicing Fee	1.50%	1.50%	1.50%	1.50%	1.50%	1.50%
Net Credit Losses	4.04%	4.04%	4.04%	4.04%	4.04%	4.04%
Excess Spread:
September-07	5.38%	5.40%	5.41%	5.43%	5.28%	5.44%
August-07	6.33%	6.35%	6.36%	6.38%	6.24%	6.39%
July-07	6.86%	6.88%	6.89%	6.91%	6.76%	6.92%
Three Month Average Excess Spread	6.19%	6.21%	6.22%	6.24%	6.09%	6.25%

Delinquency:
30 to 59 Days	0.98%	0.98%	0.98%	0.98%	0.98%	0.98%
60 to 89 Days	0.69%	0.69%	0.69%	0.69%	0.69%	0.69%
90+ Days	1.45%	1.45%	1.45%	1.45%	1.45%	1.45%
Total	3.12%	3.12%	3.12%	3.12%	3.12%	3.12%

Principal Payment Rate	17.24%	17.24%	17.24%	17.24%	17.24%	17.24%

Series Deal Size Expected Maturity	2003-6 $2,000MM 11/15/2008
Yield	16.88%
Less: Coupon	5.89%
Servicing Fee	1.50%
Net Credit Losses	4.04%
Excess Spread:
September-07	5.45%
August-07	6.41%
July-07	6.93%
Three Month Average Excess Spread	6.26%

Delinquency:
30 to 59 Days	0.98%
60 to 89 Days	0.69%
90+ Days	1.45%
Total	3.12%

Principal Payment Rate	17.24%